
Parents and Subsidiaries of Registrant
                                                       State or Country
         Name of Company                               of Corporation

Wm. Wrigley Jr. Company..............................  Delaware
  Companies included in consolidation -- all 100%
  owned by Parent Company:
Northwestern Flavors, Inc............................  Illinois
L.A. Dreyfus Company.................................  Delaware
Four-Ten Corporation.................................  Illinois
Amurol Confections Company...........................  Illinois
Wrigley Enterprises, Inc.............................  Delaware
Wrigley Canada Inc...................................  Canada
Wrigley (Cayman) Ltd.................................  Cayman Islands
The Wrigley Company Limited..........................  England
The Wrigley Company Pty. Limited.....................  Australia
The Wrigley Company (N.Z.) Limited...................  New Zealand
Wrigley GmbH.........................................  Germany
Wrigley Hungaria, Kft................................  Hungary
Wrigley India Private Limited........................  India
Wrigley N.V..........................................  The Netherlands
Wrigley Philippines, Inc.............................  Philippines
Wrigley S.A..........................................  France
Wrigley Austria Ges.m.b.H............................  Austria
Wrigley Chewing Gum Co. Ltd..........................  People's Republic of China
The Wrigley Company (H.K.) Limited...................  Hong Kong
The Wrigley Company (E.A.) Ltd.......................  Kenya
Wrigley Co., S.A.....................................  Spain
Wrigley & Company Ltd., Japan........................  Japan
Wrigley Taiwan, Limited..............................  Republic of China
Wrigley Malaysia Sdn. Bhd............................  Malaysia
Wrigley d.o.o........................................  Slovenia
Wrigley s.r.o........................................  Czech Republic
Wrigley Poland Sp. zo.o..............................  Poland
Wrigley T.O.O........................................  Russia
Wrigley Romania Produse Zaharoase SRL................  Romania
Wrigley Bulgaria EOOD................................  Bulgaria
  Companies included in consolidation which are owned
  by wholly-owned associated companies of the Parent
  Company:
   100% owned by The Wrigley Company Limited, England-
     Wrigley Scandinavia AB..........................  Sweden
   100% owned by Wrigley Scandinavia, AB Sweden-
     OY Wrigley Scandinavia Ab.......................  Finland
     Wrigley Scandinavia AS..........................  Norway
   100% owned by The Wrigley Company Pty.
   Limited, Australia-
     The Wrigley Company (P.N.G.) Pty. Ltd...........  New Guinea


      NOTE: The list above excludes 100% owned subsidiaries which are primarily inactive and taken singly, or as a group, do not constitute significant subsidiaries.

      William Wrigley, President, Chief Executive Officer, a director and beneficial owner of more than 5% of both classes of the outstanding shares of the Company, may be deemed to be a "Parent" of the Wm. Wrigley Jr. Company under the rules and regulations promulgated by the Securities and Exchange Commission.